AGREEMENT

	This is an Agreement between Beryllium International Corporation ("BIC" or "Purchaser") a Utah corporation, with offices at 8790 Blue Jay, Salt Lake City, Utah 84121 and WALLSTREET-REVIEW.NET, INC.,
("WSRN" or "Seller"), a Florida Corporation, with offices at 4701 N. Federal Hwy., Suite 370, B-9, Lighthouse Point, Florida.

        WHEREAS, BIC is a publicly owned company that is in the business of developing natural resources and other business opportunities, and

	WHEREAS, WSRN is a privately held company that has developed a process for assisting small cap public and private companies to access the capital markets and investors through the use of the Internet and through WSRN's private contacts; and

	WHEREAS, BIC possesses a shareholder group, a 28-year operating history as a public company and has unexercised warrants in effect;

	WHEREAS, the parties believe that the acquisition of the assets of Seller by Purchaser will be in the mutual best interest of the parties and their shareholders.

1. INTENT. The parties intend that Purchaser acquire all the specified assets and no liabilities of WSRN with Purchaser's stock so that the shareholders will own the controlling interest in Purchaser collectively, that the name will be changed, that the domicile will be changed to Florida, that the board of directors will be expended to five, that Purchaser will name two directors out of five, that current officers and directors will be acknowledged for past service, that the authorized amount of common stock for Purchaser be increased from 50,000,000 to 60,000,000 that those who assume certain liabilities of the Purchaser will be incented to do so, and other purposes consist therewith.


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         Exhibit 99.1 1


2.	DEFINITIONS.

        "Acquired Assets" shall mean the assets of the Seller that are acquired by the Purchaser pursuant to the terms hereof that are identified in Schedule ("A") and all other assets of the Seller, whether tangible or intangible (including contractual, warrantee and other rights), the use of value of which is inextricably linked to the assets so identified, or which relate to or arise out of transactions of the Seller involving the assets so identified.

        "Agreement" shall mean this Agreement of Purchase and Sale including all of its schedules and exhibits and all other documents specifically referred to in this agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction as defined herein under this Agreement, including all duly adopted amendments, modifications and supplements to or of this Agreement and such schedules, exhibits and other documents.

        "Assumed Liabilities" shall mean the liabilities of the Seller being assumed by the Purchaser pursuant to this Agreement as specifically identified in Schedule ("B") to this Agreement and no other liabilities of the Seller.

        "Closing" shall mean the completion of the Transaction to take place as described herein.

        "Closing Date" shall mean the date on which the Closing shall actually occur which shall be October 15th, 2000, unless otherwise agreed by the parties but shall not in any event be prior to satisfaction or waiver of the conditions of Closing set forth herein.

        "Closing Time" shall mean the time at which the Closing shall actually occur. All events that are to occur at the Closing time shall, for all purposes be deemed to occur


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         Exhibit 99.1


simultaneously, except to the extent, if at all that a specific order of occurrence is otherwise described.

        "Consideration" shall mean the value of the property interest that is exchanged by the parties for the mutual interests being acquired and sold.

        "Date of Reorganization" shall mean the date when the transfer of assets has been completed, the stock of the Purchaser has been issued to the Seller as consideration for the purchase of the assets, the stock of the Purchaser/Reorganized Company has been issued to the current directors of the Company for past services, the stock options of the Purchaser/Reorganized Company have been issued to Jean Moody and R. Dennis Ickes as consideration for accepting the federal mining claims and associated liabilities, and directors Dwyer, Houraney, Nardangeli, Ickes, and Park assume their positions on the board of the Reorganized Company.

        "Exchange Act" shall mean the Exchange Act of 1933 as amended to the date of the its relevant application to the transactions contemplated under this Agreement.

        "Purchaser" shall mean Beryllium International Corporation.

        "Reorganized Company" shall mean Beryllium International
Corporation after it has concluded the Transactions described in this Agreement and before the contemplated name change.

        "Securities Act" shall mean the Securities Act of 1933, as amended to the date of its application to the transactions contemplated under this Agreement.

        "Seller Corporation" shall mean WALLSTREET-REVIEW.NET, INC.

3.	The Transaction.  On the Closing Date, and at the Closing Time
subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement. The


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         Exhibit 99.1


Seller shall sell, transfer, convey and assign to the Purchaser, by instruments satisfactory in form and substance to the Purchaser and its Counsel all of the assets described in the attached schedule. The Purchaser shall acquire from the Seller, the Acquired Assets free of encumbrance and subject to no liabilities. The Seller represents that the assets included on Exhibit ('A" hereto are all the assets reasonably necessary for the conduct of the Acquired Assets in the ordinary course in the same manner as that in which such business has been conducted in the immediate past. Including without limitation all Proprietary Rights of the Seller so used in the ordinary conduct of the Acquire Business and all contract warranty, and other intangible rights relating to or arising out of such Acquired Business. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge in any manner, becoming in any way responsible for any of the Liabilities of the Seller. Seller represents that there are no liabilities associated with the assets being transferred.

4.	Manner of Payment.  Payment of the Consideration by the
Purchaser shall be made in the form of two stock certificate of the Purchaser. The first certificate shall be for 27,275,120 (twenty seven million two hundred seventy-five thousand one hundred twenty) shares and shall not cause the total outstanding shares to exceed 50,000,000 prior to the amendment to the existing articles of incorporation. The second certificate shall be for such sum as will equal 55% of the outstanding shares of the Reorganized Company as the Company exists after the articles of incorporation have been amended to increase the authorized shares to 60,000,000.
Prior to the amendment to increase the authorized shares to 60,000,000 shares, the Purchaser shall issue 500,000 shares to


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         Exhibit 99.1


Richard D. Moody, 500,000 to Gerald M. Park, and 500,000 shares to R. Dennis Ickes for past services to the Purchaser, 190 shares reserved for Jean A. Moody and 98,000 shares reserved for R. Dennis Ickes as consideration for releasing their claims against the Corporation. Subsequent to the closing, the board of directors shall, if required by law, call a meeting of the shareholders to approve, among other things, the increase in the authorized shares from 50,000,000 shares to 60,000,000 shares. The stated purpose of the increase in the authorized shares from 50,000,000 to 60,000,000 shares shall be that the additional shares shall be used to reserve 2,500,000 shares for warrant holders, reserve 700,000 shares to perform the terms of the employment agreement with Matthew Dwyer, reserve adequate shares to perform the promises made in promissory notes to Richard D. Moody, Gerald M. Park, and R. Dennis Ickes, and reserve adequate shares to perform options granted to Matthew P. Dwyer. The precise number of shares needed for these latter purposes cannot be determined until a later date. The second certificate to WSRI shall be in the sum of 5,224,880 (five million two hundred twenty four thousand eight hundred eighty) shares. There shall remain at that time a balance of 2,275,120 (two million two hundred seventy five thousand and one hundred twenty) shares of which there shall be retained an adequate reserve for the three promissory notes and the Dwyer compensation agreement. The value of such shares shall be $.10 for the purposes of this transaction. All such shares shall initially carry a restrictive legend pursuant to rule 144.

5.	Closing.  The Closing hereunder shall take place at the
offices of the respective offices of the Seller and the Purchaser or at such other place as the Purchaser and the Seller may agree upon, on the Closing Date.


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         Exhibit 99.1


6.	Representatives By Purchaser

        A. It is a publicly held corporation that was organized under the laws of Utah in 1972 principally as a natural resource development company.

        B. Its a public company delinquent in its financial filings with a significant shareholder base and 2,500,000 (two million five hundred thousand) unexercised warrants that were issued in an S-1 offering in 1982.

        C. Due to world beryllium market conditions and competition it is unable to develop the beryllium asset. The ownership and control of this asset has a current negative value to the Seller.

        D. It has liabilities consisting of $2,511.00 owed to the auditors, $2,700 owed to the transfer agent, 500,000 shares of the Purchaser's stock owed to each of its three officers and directors for past services for a total of 1,500,000 (one million five hundred thousand) shares, reimbursements to officers and directors for a total of $15,000 (fifteen thousand) or $5,000 (five thousand) each for out-of-pocket expenses, and $288,000 in unpaid loans from R. Dennis Ickes and Jean Moody.

        E. It has entered into a conditional agreement with Jean Moody and R. Dennis Ickes to accept options from the Reorganized Company that would permit R. Dennis Ickes to acquire 98,000 (ninety-eight thousand) shares and Jean


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                                    6

         Exhibit 99.1


            Moody 190,000 (one-hundred ninety thousand) shares of stock in the Reorganized Company at the value of $.01 per share if the public trading value of the stock in the Reorganized Company reaches no less than one dollar per share within six months of the date of the Reorganization Date. If the stock does not reach one dollar per share within that time period then the Reorganized Company shall make up the difference in value with the issuance of additional shares so that the total value of the shares will be no less than $98,000 for Mr. Ickes and $190,000 for Mrs. Moody. As consideration for such options Ickes and Jean Moody will accept the transfer of the beryllium federal mining claims and the associated liabilities as part of this Agreement.

        F. It has entered into an agreement with the auditor, Jones Jensen & Company to accept $2,511.00 in cash from WSRN for all past due amounts owed to it. It has entered into an agreement with the transfer agent, Fidelity Transfer Company to accept $2,700.00 in cash from WSRN for all past due amounts owed to it.

        G. It is not a party to litigation or regulatory disciplinary actions, has no judgments against it, and has no belief that any claims are likely to be asserted against it, provided that its debtors agree with the terms of this Agreement.

        H. It is solvent so long as Fidelity Transfer Company, Jones Jensen & Company, Jean Moody and R. Dennis Ickes each refrain from enforcing their claims. The Company currently has oral and written "stand still" agreements in effect with Jean Moody and R. Dennis Ickes so long as the Company actively pursues and cooperates with qualified suitors or joint venturers. Both Moody and


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                                   7

         Exhibit 99.1


            Ickes consider the negotiations with WSRN as being in compliance with the terms.

        I. It has obtained the necessary consents from the officers and directors of the Company to enter into this Agreement.

        J. It is lawfully capable of performing all acts necessary to perform the terms of this Agreement, including issuing its shares in accordance with the terms of this Agreement free of all liens or contractual restrictions or limitations whatsoever when the obligations to third parties are performed in accordance with this Agreement. Such shares will not have been registered pursuant to the Securities Act and applicable state laws.

        K.  It has no cash for operations.

        L. Its officers and directors have not received adequate remuneration for their services to the Purchaser since 1986.

        M. It is in compliance with environmental laws and regulations.

        N. The liabilities and financial condition of the Company are accurate when they reflect the obligations stated at "E", "K", "L", and "M" above.

        O. Its warrants have been extended through December 31, 2000.

        P. Schedule ("D") attached hereto sets forth the Purchaser's authorized issued and outstanding securities, as well as its outstanding options and securities reserved for issuance. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings, whether oral or in writing, between the Company and any third party with respect to the voting of shares of capital stock of the Purchaser.


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                                8

         Exhibit 99.1

        Q. It has filed or will file all tax returns required to be filed with any taxing authority in respect of all relevant taxes. On an interim basis the Company filed letters with the IRS instead of returns for 1998 and 1999. Such statements have not been responded to by the IRS. No audit of its tax returns is pending or threatened.

        R. No broker or finder or investment banker is entitled to any consideration for this Transaction.

        S. It has obtained the agreement of its principal shareholders consisting of Richard Moody, Gerald M. Park and R. Dennis Ickes to not sell for six months any of the shares they have held prior to this Agreement. The principals agree to restrict sale of shares obtained as settlement pursuant to this Agreement for six months none of them will sell more than 5,000 (five thousand) shares each during any month. The principals agree not to transfer, assign, and/or hypothecate their respective shares for the first six months.

        T.  No other creditors except as set forth herein.

7.      Representations By The Seller

        A. It is a privately held Florida corporation in good standing that was organized in 1999 for the primary purpose of serving small cap companies and investors.

        B. It has developed a presence on the World Wide Web at wallstreet-review.net.

        C. It has operated its private business pursuant to a business plan to exploit a Web Site by exposing subscribing public companies to the seller's data base of securities brokers throughout the world, by exposing private companies to shell companies, by providing


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                                9

         Exhibit 99.1

            consulting services to subscribers for a fee, and by raising capital on behalf of contracting parties.

        D. It will jointly develop with the board members of the Purchaser a business plan for the Reorganized Company that will include a plan intended to: (1) create sufficient value in the Reorganized Company so as to incent warrant holders to exercise their warrants at a reasonable price; (2) qualify the Reorganized Company for listing on the American Stock Exchange by December 31, 2000; (3) raise investment capital to facilitate the Reorganized Company to expand its services capability and increase its public acceptance; among other goals as listed above.

        E. Neither it nor its principals are party to litigation or regulatory disciplinary actions, none of them has any judgments pending, and none of them is aware of any claims that are likely to be asserted against them.

        F. It is current in its obligations to creditors and regulatory filings.

        G.  It is solvent.

        H. It has prospective cash investors who have expressed an interest in investing capital in the Reorganized Company.

        I. It has obtained the necessary consents from its officers, directors or shareholders to enter into this Agreement.

        J. This Agreement does not conflict with or breach any article of its incorporation, bylaws, or applicable laws.


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                                10


         Exhibit 99.1


        K. This Agreement does not conflict with or breach any agreement with a third party, any order or judgment, any law or regulation, and its enforcement will not result in any loss of rights or privileges.

        L. It is lawfully capable of performing all acts necessary to perform the contemplated merger with the Seller.

        M. The performance of the terms and intentions of this Agreement will not violate any agreement or restriction upon the Company.

        N. It or its principals possess all licenses and permits from all federal, state and local agencies that are necessary to the conduct its proposed business

        O. No broker or finder or investment banker is entitled to any consideration for this Transaction.

        P. It has filed all tax returns required to be filed with any taxing authority in respect to all relevant taxes. No audit of its tax returns is pending or threatened.

        Q. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings, whether oral or in writing, between the Seller and third parties with respect to the voting of shares of capital stock of the Seller.

        R. The liabilities and financial condition of the Company were accurate as of the date indicated on such statements. There has been no material change since the date of the most recent financial statement. Schedule ("F") consists of the unaudited statement of assets and liabilities arising from cash transactions of the Seller as of July 31, 2000 and the related statements of income


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                                11

         Exhibit 99.1


            and expense arising from cash transactions for the periods then ended (collectively the "Financial Statements"). The Financial Statements fairly represent the financial position of the Seller as of such dates and the results of its operations for the year and period then ended. The Financial Statements were prepared on a cash basis applied on a consistent basis with prior periods. The books of account and other records of the Seller, financial or otherwise are in all material respects, complete and correct and are maintained in accordance with good business and accounting practices.

        S. The Seller shall deliver to the Purchaser within 60 days of the date hereof, the audited balance sheet as of September 30, 2000, and the related statements of operations for the year and period then ended (collectively the "Updated Financials") all fairly reflecting the financial position of the Seller as of such dates and the results of its operations for the year and period then ended. The Updated Financials shall be prepared at the Seller's sole expense.

        T. All accounts receivable are bona fide and it has no basis for believing that such accountants will not be collected when due.

        U. All representations or warranties by the Seller as stated are true and correct. There is no fact, development or threatened development (except for general economic conditions affecting business generally) which the Seller has not disclosed to the Purchaser in writing and which materially adversely affects the business of the Seller.

8.	COVENANTS BY PURCHASER


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                                12

         Exhibit 99.1


        So long as the Seller is proceeding in good faith to conclude the merger and so long as the Seller's representations remain true and accurate, the Purchaser will covenant that:

        A. It will refrain from paying dividends, make extraordinary distributions to shareholders, or pay any consideration to the current officers of directors except as provided for herein.

        B. It will refrain from encumbering any material assets or maligning any capital expenditures other than in the ordinary course of business.

        C. Provide Seller access to the books and records of the Company under a Confidentiality Agreement and make such books and records available to its counsel or accountants.

        D.  Continue to perform all of its obligations.

        E.  Continue to enforce all rights against third parties.

        F. Continue to assure creditors that the terms of this Agreement will not prejudice their rights.

        G. It will take all actions necessary to obtain such approvals as are required by the Company's articles and by-laws and as required by law.

        H. It will select R. Dennis Ickes and Gerald M. Park to serve on the board of directors of the Reorganized
            Company.

        I. Richard Moody, R. Dennis Ickes and Gerald M. Park shall not sell, transfer, assign and/or hypothecate any of their shares held prior to this Agreement for six months from the date of this Agreement for any reason. Richard Moody, R. Dennis Ickes, and Gerald M. Park shall not sell


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                                13

         Exhibit 99.1


            more than 5,000 (five thousand) shares each issued to them as a result of this Agreement during any month for a period of six months from the date of this Agreement. Thereafter, their sales will be subject only to the limitations imposed by applicable laws.

9.	COVENANTS BY SELLER

        So long as the Seller is proceeding in good faith to conclude the merger and so long as the Seller's representations remain true and accurate, the Purchaser will covenant that:

         A. It will refrain from paying dividends, make extraordinary distributions to shareholders, or pay any consideration to the current officers of directors except as provided for herein.

         B. It will refrain from encumbering any material assets or maligning any capital expenditures other than in the ordinary course of business.

         C. Provide Purchaser access to the books and records of the Company under a Confidentiality Agreement and make such books and records available to its counsel or accountants.

         D.  Continue to perform all of its obligations.

         E.  Continue to enforce all rights against third parties.

         F. Continue to assure creditors that the terms of this Agreement will not prejudice their rights.

         G. It will take all actions necessary to obtain such approvals as are required by the Company's articles and by-laws and as required by law.

         H. It will appoint Matthew Dwyer, Mark Houraney, R. Dennis Ickes, Gerald M. Park and Peter Nardangeli to the
             Reorganized Company's board of directors.


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         Exhibit 99.1


         I. It intends to enter into an Employment Agreement with Mathew P. Dwyer ("the Employment Agreement") in the form attached hereto as Exhibit ("J") to serve as the Purchaser's Chief Executive Officer and President.

         J. It intends to enter into an Employment Agreement with Peter Nardangeli to serve as chief financial officer and secretary of the Reorganized Company.

10.      CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

         The obligation of the Purchaser to enter into and complete the Closing is subject at the option of the Purchaser, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser in writing.

10.1 DUE DILIGENCE REVIEW. The Purchasers satisfactory completion of its due diligence review of the Sellers' assets, properties, business, operations, books, records and financial condition. Mr. Dwyer and other representatives and employees of the Seller have been available to assist the Purchaser in conducting its due diligence review.

10.2 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Seller contained in the Agreement shall be true in all material respects. The Seller shall have performed and complied in all material respects with all covenants and agreement required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

10.3 GOVERNMENTAL PERMITS AND APPROVALS CORPORATE RESOLUTIONS. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Seller shall have delivered to the Purchaser resolutions by Its Board of Directors. Certified by the Secretary of the Seller authorizing the transactions contemplated by the Agreement.


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         Exhibit 99.1


10.4 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Seller which may be required in connection with the performance of the Seller of its obligations under such contracts or other agreements after the Closing Date shall have been obtained.

10.5 SATISFACTORY BUSINESS REVIEW. The Purchaser shall have in good faith reasonably satisfied itself after receipt of the documents and schedules of the Seller, and after the Purchaser and its representatives have completed the review of the business of the Seller contemplated by this Agreement. None at the information revealed in or in the reasonable opinion of the Purchaser may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Seller.

10.6 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental and/or regulatory body, or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby. Or to seek damages or a discovery order in connection with such transaction, or which has or may have, in the reasonable opinion of the Seller, a materially adverse effect or the assets, properties, business, operations or condition (financial or otherwise) of the Purchaser.

10.7 ASSET SALE AND RELEASE OF CERTAIN LIABILITIES. Seller acknowledges that Purchaser currently owns certain assets commonly known as the Beryllium federal mining claims, which existed prior to and at the time of this Agreement. Purchaser is attempting to transfer such assets to Jean Moody and R. Dennis Ickes for the purposes of settling certain debts of Purchaser that also existed prior to the time of this Agreement. Seller, Mr. Dwyer, and or their assigns will ensure that no party, other than Jean Moody and R. Dennis Ickes, and or their designees receive proceeds from such sale or transfer. The


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         Exhibit 99.1


Seller, Mr. Dwyer and/or their assigns will further use their best efforts to assist Purchaser with signing additional documents to consummate such sale or transfer, as Purchaser reasonably requires. In consideration of this paragraph, Purchaser represents that upon receipt of proceeds from such sale or transfer Jean Moody and R. Dennis Ickes will release Purchaser of any, and all liabilities owed to them by Purchaser that existed at the time of this Agreement. Purchaser will obtain similar releases from Gerald M. Parks. There are no other liabilities or creditors.

11.     CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE

        The Obligation of the Seller to enter into and complete the Closing is subject at the option of the Seller, to the fulfillment on or prior to the Closing Date of the following conditions, anyone or more of which may be waived by the Seller in writing.

11.1 DUE DILIGENCE REVIEW. The Sellers satisfactory completion of its due diligence review of the Purchasers' assets, properties, business, operations, books, records and financial condition. Mr. Moody and other representatives and employees of the Purchaser have been available to assist the Seller in conducting its due diligence review.

11.2 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Purchaser contained in the Agreement shall be true in all material respects. The Purchaser shall have performed and complied in all material respects; with all covenants and agreement required by this Agreement to be performed or complied with by the Seller on or prior to the Closing.

11.3 GOVERNMENTAL PERMITS AND APPROVALS. Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been


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         Exhibit 99.1


obtained. The Purchaser shall have delivered to the Seller resolutions by its Board of Directors. Certified by the Secretary of the Purchaser authorizing the transactions contemplated by the Agreement.

11.4 THIRD PARTY CONSENTS. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Purchaser which may be required in connection with the performance of the Purchaser of its obligations under such contracts or other agreements after the Closing Date shall have been obtained.

11.5 SATISFACTORY BUSINESS REVIEW. The Seller shall have in good faith reasonably satisfied itself, after receipt of the documents and schedules of the Purchaser, and after the Seller and its representatives have completed the review of the business of the Purchaser contemplated by this Agreement, none of the information revealed in, or in the reasonable opinion of the Purchaser may result in, a material adverse change in tile assets, properties, business, operations or condition (financial or otherwise) of the Purchaser.

11.6 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body. Or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction, or which has or may have, in the reasonable opinion of the Purchaser, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Seller.


/s/RM    /s/MD

         Exhibit 99.1


12.     MISCELLANEOUS

12.1 PUBLICITY. Except as required by applicable federal securities law or other law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

12.2 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission. Or sent by certified, registered, or express mail postage prepaid and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

If to the Purchaser:	   R. Dennis Ickes
                    			 4257 South Panorama Drive
                        Salt Lake City, UT 84121

If to Seller:           Matthew Dwyer
                        4701 N. Federal Hwy
                        Suite 370, B-9
                        Lighthouse Point, F1 33064

Any party may, by notice given in accordance with this Article to the other parties, designate another address or person for receipt of notice hereunder.


/s/RM    /s/MD

         Exhibit 99.1


12.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, contain the entire agreement among the parties with respect to the Transaction between Seller and Purchaser and supersede all prior agreements, written or oral with respect thereto.

12.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, extended and the terms and conditions hereof may be waived only by a written instrument signed by the parties. No waiver of any right, power or privilege hereunder, nor will such preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies of any part based upon arising out of, or otherwise in respect of, any inaccuracy in, or breach of, any representations, warranty, covenant or agreement contained in this Agreement, and shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based, may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

12.5 INDEMNIFICATION. All representations, warranties, covenants and agreements made herein and in the Exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto, Seller hereby agrees, jointly and severally, to indemnify, defend, and hold Purchaser harmless from and against any damage, loss liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by Seller to Purchaser in this Agreement and Purchaser hereby agrees, jointly and severally, to indemnify, defend, and hold Seller harmless from and against any damage, loss


/s/RM    /s/MD
                                20

         Exhibit 99.1


liability or expense (including, without limitation. reasonable expenses of investigation and reasonable attorneys fees) arising out of an), material breach of any representation, warranty, covenant, or agreement made by Purchaser to Seller in this Agreement.

12.6 GOVERNING LAW. This Agreement shall be governed and construed solely in accordance with the laws of the State of Utah.

12.7 NO ASSIGNMENT. This Agreement is not assignable except with the written consent of the parties or by operations of Law.

12.8   EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this
Agreement are a part of this Agreement as if set forth in full herein.

12.9 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.10 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phase, clause, paragraph, restriction, covenant, agreement, or other provision of this Agreement shall in no way affect the validity or enforcement of any other provisions or any part thereof.

12.11 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall be considered but one and the same document.

12.12 ATTORNEY'S FEES AND COST. In connection with any litigation arising out of the Agreement or the Parties relationship as contemplated herein, each party shall pay its own attorney's fees and


/s/RM    /s/MD

         Exhibit 99.1


court costs and any and all fees in connection with any appellate proceeding occasioned as a result thereof.

12.13 GENDER. Whenever the context may require any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

12.l4 LITIGATION. Venue for any litigation hereunder shall be in the Circuit Court of Broward County, Florida, if the dispute arises after six months from the date of this Agreement. Any dispute arising prior to that time will be deemed to have arisen within Salt Lake County, Utah.

12.l5 CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

12.16 BOARD COMPENSATION. Initially, the members of the board who are insiders will serve without compensation. Outside members of the board will be compensated $1,000 per day for each day that they attend board meetings, plus expenses, or $300 per day for board meetings that are conducted by telephone.



/s/RM    /s/MD

         Exhibit 99.1


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

Attest                            Beryllium International Corporation

__/s/R. Dennis Ickes____          By:_____/s/Richard Moody___________
Secretary                            Richard Moody
CEO, President
President

                                  WALLSTREET-REVIEW.NET, INC.

Attest

                                  _______/s/Matthew Dwyer__________
                                  By: Matthew Dwyer
__/s/Matthew P. Dwyer___          Its: President
Secretary

         Exhibit 99.1


                     WALLSTREET-REVIEW.NET,

          SCHEDULES/EXHIBITS TO PURCHASE AND SALE AGREEMENT


A: Assets of Seller being acquired by Purchaser
B: Liabilities of Seller assumed by Purchaser
C: Purchaser's Charter and Bylaws
D: Purchaser's authorized, issued, and outstanding securities
E: Pending litigation
F: Audited Statement of Assets and Liabilities of Seller
G: Seller's Tax Returns
H: Litigation against Seller
I: Seller's overdue Receivables
J: Dwyer Employment Agreement








                          /s/RM    /s/MD

         Exhibit 99.1


                          Asset Schedule


1. 4 Pentium II 400 computers with 15" color monitors, sound cards, 200 watt speakers, network cards, 6 gigabyte hard drives, and 64 megs of ram

2.   1 Pentium II 200 server running novel

3. 1 Toshiba Pentium 160 color laptop with CD-ROM, 3.5 disk drive, and modem.

4.   2 CD writers

5.   2 battery back-ups

6.   1 HP color scanner

7.   6 14.4 external modems for broadcast faxing

8.   1 shredder

9.   1 Teac CD recorder

10.  1 Brother MFC 6550 laser printer

11.  1 Brother MFC 9100 color printer

12. Software; Novel, Cheyenne faxserver, Office 97 and 94, WinFax Pro, Act, Webtrends, CD label programs, 3 Audio mixer programs, Camtasia, Norton Antivirus, Windows 95 and 98, Access 2000, FrontPage 98 and 2000, translator, Transform, OmniPage Pro, and Quickbooks.

13.  1 Samsung phone system with 6 hand sets

14.  1 Auto attendant

15.  2 desks with chairs

16.  1 secretarial desk with return and chair

17.  2 reception area chairs with table.

18.  1 conference table with chairs

19.  2 full size work stations with chairs

20.  1 60" credenza with draws



/s/RM    /s/MD

         Exhibit 99.1


21.  1 60" book shelf

22.  1 refrigerator, 1 microwave, and 1 water cooler

23.  Misc. plants, lamps, and pictures.

24. Office supplies; Paper 1 box, ink for printers, 200 blank CDs, 400 jewel cases, spare computer accessories keyboards, monitors, mouse, speakers.










/s/RM    /s/MD



         Exhibit 99.1







                           Schedule (B)

            Liabilities of Seller assumed by Purchaser


                               NONE






/s/RM    /s/MD




         Exhibit 99.1



                  Purchasers Charter and By-laws

                            BYLAWS
                              of
                       EMERY ENERGY, INC.

                         A R T I C L E  I
                             Offices

Section 1.
The principal office of the Corporation shall be located in Salt-Lake City, State of Utah. The Corporation may have such other offices, either within or without the State of Utah as the board of Directors may designate or as the business of the Corporation may require from time to time. The registered office of the Corporation required by the laws of the State of Utah, to be maintained in the State of Utah may be, but need not be identical with the principal office in the State of Utah and the address of the registered office may be changed from time to time by the board of Directors.

                        A R T I C L E II
                     Meeting of Stockholders

Section 1. Annual Meeting:
The annual meeting of stockholders shall be held annually with not more than eighteen (18) months between meetings, at a time and place selected by the board of Directors.

The secretary shall serve personally, or by mail, a written notice of said meeting. Such notice shall be served not less than ten (10) days nor more than fifty (50) days previous to such meeting addressed to each stockholder at his address as it appears in the records of the Corporation. In the event that any such meeting has all stockholders present or of which all stockholders not present have waived notice to said meeting in writing, such notice as described above required may be eliminated.

         Exhibit 99.1

Section 2. Special Meetings:

Special meetings of stockholders other than those regulated by statute, may be called at any time by a Majority of the Directors. Notice of such meeting stating the purpose of which it is called shall be served personally or by mail, not less than ten days before the date set for such meeting. If mailed it shall be directed to a stockholder at his address as it appears in the records of the Corporation; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing no less than twenty-five percent (25%) of the capital stock of the Company entitled to vote at the meeting. The President may in his discretion call a special meeting of stockholders upon ten (10) days' notice. No business other than that specified in the call for the meeting shall be transacted at any meeting of the stockholders, except upon a two thirds (2/3) majority of all the shares represented at the meeting, either personally or represented by proxy.

Section 3.	Closing of Transfer Books or Fixing of Record Date:

For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer records shall be closed for a stated period, but not to exceed in any case, fifty days. If the stock transfer records shah be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer records, the board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer records are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 4. Voting:

         Exhibit 99.1

At all meetings of the shareholders of record having the right to vote, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one vote for each share of stock having voting power standing in the name of such Stockholder on the records of the Company. Votes may be cast in person or by written authorized proxy.

Section 5. Proxy:

Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

Section 6. Voting of Shares by Certain Holders:

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-Laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote tile shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 7. Election of Directors:

At each election of Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. There shall be no cumulative voting.

Section 8. Quorum:

         Exhibit 99.1

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If a quorum shall not be present or represented, the stockholders entitled to a vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified. The number of votes or consents of the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, including amendments to the Articles of Incorporation, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy.

Section 9. Informal Action by Shareholders:

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                       A R T I C L E III

                           Directors

Section 1. Number:

The affairs and business of this Corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of three (3) members. Thereafter the number of directors may be increased to not more than nine (9) by resolution of the Board of Directors. Directors need not be stockholders and need not be residents of the State of Utah. However, within six (6) months of being elected as a director, such director shall at his own expense become a shareholder by owning shares in this Corporation.

Section 2. Election:

The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose.

Section 3. Term of Office:

         Exhibit 99.1


The tern of office of each of the Directors shall be one year, and thereafter until his successor has been elected and qualified.

Section 4. Duties:

The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors 'shall in all cases act as a Board, except as herein provided in Section 11, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem) proper, not inconsistent with these By-Laws and the laws of the State of Utah.

Section 5. Directors' Meetings:

Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other time and place as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of seventy-five percent (75%) of the directors.

Section 6. Notice of Meetings:

Notice of meetings, other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known address, at least five (5) days before the date therein designated for such meeting, including the day of mailing, a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called. Any Director may waive notice of any meeting under the provisions of Article X. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.

Section 7. Voting:

At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies:

         Exhibit 99.1

Vacancies in the Board occurring between annual meetings may be filled for the unexpired portion of the term by a majority of the remaining Directors.

Section 9. Removal of Directors:

Any one or more of the Directors may be removed whether with or without cause, at any time by vote of the stockholders holding a majority of the stock, at any special meeting called for that purpose.

Section 10. Quorum:

The number of Directors who shall be present at any Meeting of the board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority. The number of votes of Directors that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Board of Directors shall be a majority. If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time until a quorum shall be present.

Section 11. Executive Committee:

By resolution of the Board of Directors, the Directors may designate an executive committee of not less than three directors, to manage and direct the daily affairs of the Corporation. Said Executive Committee shall have and may exercise all of the authority that is vested in the Board of Directors as if the Board of Directors were regularly convened, except that the Executive Committee shall not have authority to amend these By-Laws.

At all meetings of the Executive Committee, each member of said committee shall have one vote and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The number of Executive Committee members who shall be present at any meeting of the Executive Committee in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority. The number of votes of Executive Committee members that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Executive Committee shall be a majority.

Section 12. Compensation:

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and in addition, may be given a stated salary, or per diem, as Director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. Presumption of Assent:

         Exhibit 99.1


A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                           ARTICLE IV

                            Officers
Section 1. Number:

The officers of this Corporation shall be: a President, such Vice
Presidents as designated, a Secretary, and a Treasurer. Any officer may hold more than one (1) office, except the offices of President and Secretary shall not be held by the same persons.

Section 2. Election:

All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office, for the term of one year or until their successors are duly elected. Officers need not be members of the Board. The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

Section 3, Duties of Officers:

The duties and powers of the officers of the Company shall be as follows:

PRESIDENT: The President shall preside over the daily operations of the Company and shall fulfill other assignments as directed by the Board of Directors. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors. He shall sign and make all contracts and agreements in the name of the Corporation. He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer. He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

         Exhibit 99.1


VICE PRESIDENT: During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws, or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such a President. If more than one Vice President has been elected and is serving in that capacity on a full-time basis, the Chairman of the Board of Directors shall designate one or more of the Vice Presidents to act in the absence or inability of the President as designated above. In the event that the Chairman is not able to designate an acting president, then a majority of the Board of Directors shall designate a Vice President to act as president.

SECRETARY: The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books. He shall give and serve all notices of the Corporation. lie shall be custodian of the records and of the seal and affix the latter when required. He shall keep or cause to be kept the Stock and Transfer Records in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding, the names of the owners thereof, alphabetically arranged, the number of shares owned by each, and keep such Stock and Transfer Records available daily during the business hours at the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said records to the extent prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation. He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

TREASURER: The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Company upon application at the office of the Corporation during business hours. He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer.

Section 4. bond:

         Exhibit 99.1


Any or all officers shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct, at the expense of the Corporation.

Section 5. Vacancies, How Filled:

All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws delegate the powers or duties of such officers to any other officer or Director for the time being, provided a majority of the entire Board concur therein.

Section 6. Compensation of officers:

The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 7. Removal of Officers.

The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.


                             ARTICLE V

                         Certificates of Stock

Section 1. Description of Stock Certificates:

The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be controlled and shall be issued in consecutive order, and upon the records of the Corporation shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

Section 2. Transfer of Stock:

The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary, or his designee. In all cases of transfer, the former

         Exhibit 99.1


certificate must be surrendered up and canceled before a new certificate may be issued.

Section 3. Lost Certificates:

If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued, by the Corporation, the Secretary or his designee may direct at his discretion, anew certificate or certificates by issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, in and upon the deposit of a bond or other indemnity in such form as required and with such sureties, if any, as the Secretary may require.


                             ARTICLE VI

                                Seal

Section 1. The seal of the Corporation shall be as follows:


                             ARTICLE VII

                              Dividends

Section 1. When Declared:

The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

Section 2. Reserve:

The Board of Directors may set aside out of the net profits of the Corporation available for dividends such sure or sums, before payment of any dividend, as the Board in their absolute discretion think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.


                           ARTICLE VIII

                         Bills, Notes, Etc.

Section 1. How Made:

All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by any such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Exhibit 99.1

                            ARTICLE IX

                          Indemnification

Section 1.

Any person made a party or involved in any civil, criminal or administrative action, suit, or proceeding by reason of the fact that he or his testator or intestate is or was director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the
Corporation shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal therein, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee was liable to the Corporation, or to such other corporation, for negligence or
misconduct in the performance of his duty.	As used herein the term
"expense" shall include all obligations incurred by such person for
the payment of money,	including without limitation attorney's
fees,judgments, awards, fines, penalties,	and amounts paid in
satisfaction of judgment or in settlement of any such action,	suit
or proceeding,	except amounts paid to the Corporation or such other
corporation by hire. A judgment or conviction whether based on plea of guilty or nolocontendre or its equivalent or after trial shall not of itself be deemed an ajudication that such director, officer or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth from time to time by the By-Laws, or
by any of the following procedures: (a)	order of the court or
administrative body or agency having jurisdiction of the action, suit, or proceeding;(b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting such in majority a quorum any directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit or proceeding, then by resolution adopted by a majority of the committee of stockholders and directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or (e) order of any court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation, such right of indemnification shall not be exclusive of any other right which such directors, officers, and employees of the Corporation and the other persons above-mentioned may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of

         Exhibit 99.1


indemnification under any By-Laws, Agreement, vote of stockholders, provision of law, or otherwise as well as their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had-been a director, officer or employee of the Corporation.

                            ARTICLE X

                            Amendments

Section 1. How Amended:

These By-Laws may be altered amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of directors called for that purpose provided a quorum of the Directors as provided by law and by the Articles of Incorporation, as are present at such regular meeting or special meeting. These By-Laws and any amendments thereto and new By-Laws added by the Directors may be amended altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                          ARTICLE XI

                          Fiscal Year

Section 1.

The fiscal year shall begin April 1.



                         ARTICLE XII

                       Waiver of Notice

Section I.

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Utah Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

THESE BY-LAWS APPROVED AND ADOPTED AT A MEETING OF THE BOARD
OF DIRECTORS OF EMERY ENERGY, INC. THIS 15, DAY OF JULY 1982


President
CERTIFICATE OF SECRETARY

         Exhibit 99.1


1, the undersigned, do hereby certify:
(1)	That I am the duly elected and acting Secretary of EMERY ENERGY,
INC., a Utah corporation,

(2) That the foregoing By-Laws, comprising of twenty-three (23) pages, constitute the By-Laws, as amended, of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on the 15 day of JULY, 1982.

IN WITNESS WHEREOF, I
affixed the seal of said Corporation
have her unto subscribed my name and
this 12th day of August 1982.




Secretary



                         ARTICLES OF AMENDMENT TO

                     THE ARTICLES OF INCORPORATION OF

                           EMERY ENERGY, INC.


Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is Emery Energy, Inc.

SECOND: The following amendments to the articles of incorporation were duly adopted by a majority vote at the annual meeting of the shareholders of the Corporation held on December 19, 1986 in accordance with Section 16-10-55 of the Utah Business Corporation Act:

Article I of the articles of incorporation pertaining to the name of the Corporation is hereby amended by striking the existing Article I and inserting in lieu thereof a new Article I, set forth in its entirety as follows:

ARTICLE I

The name of the Corporation is Beryllium International Corporation.

Article IV of the articles of incorporation pertaining to the authorization of common stock is hereby amended by striking the existing Article IV and inserting in lieu thereof a new Article IV, set forth in its entirety as follows:

         Exhibit 99.1

ARTICLE IV

AUTHORIZED SHARES

The Corporation shall have authority to issue a total of 50,000,000 shares of common voting stock, par value $0.01. All the shares of the Corporation shall have the same rights, designations, and preferences.

THIRD: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS 	NUMBER OF SHARES

Common	7,734,862

FOURTH: The number of shares voted for the amendments to Article I and
Article IV was 4,156,268, with 7,000 opposing or abstaining.

ATTEST:

FIFTH: This amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

SIXTH: This amendment does effect a change in the stated capital of the corporation.
IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of Emery Energy, Inc., have been executed this day of January, 1987.

Dennis Ickes, Secretary
SATE OF UTAH )
COUNTY OF SALT LAKE )
EMERY ENERGY, INC.



Richard D. Moody, President

On January - 1987, before me, the undersigned, a notary public in and for the county and state, personally appeared Richard D. Moody and R. Dennis Ickes, who, being by me duly sworn, did state, each for himself, that he, Richard D. Moody, is the president, and that he, R. Dennis Ickes, is the secretary, of Emery Energy, Inc., a Utah corporation, and that the foregoing Articles of Amendment to the Articles of Incorporation of Emery Energy, Inc. were signed on behalf of such corporation by authority of a resolution of its board of directors and that the statements contained therein are true.

WITNESS my hand and official seal.
Notary Public Residing in
My Commission Expires:

         Exhibit 99.1


                            Schedule (D)


Total shares authorized 			                      50,000,000
Total issued and outstanding			                  20,936,880
Shares for warrants                               2,500,000

         Exhibit 99.1



                           Schedule (E)


                     Pending litigation  None

         Exhibit 99.1




                           Schedule (H)

                      Pending litigation None

         Exhibit 99.1




                           Schedule (I)
                     Overdue Receivables None

         Exhibit 99.1




                           Schedule (J)
                   DWYER Employment Agreement.

         Exhibit 99.1